UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   September 10, 2010

Cal Dive International, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33206 (Commission File Number)	61-1500501 (IRS Employer Identification No.)

2500 CityWest Boulevard, Suite 2200 Houston, Texas (Address of principal executive offices)	77042 (Zip Code)

(713) 361-2600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  Elimination of Gross Up Protections.  On September 10, 2010, the Compensation Committee of the Board of Directors (the “Committee”) of Cal Dive International, Inc. (the “Company”) approved amendments to the existing Severance and Change of Control Agreements (the “Agreements”) with the following executive officers: Quinn J. Hébert, Scott T. Naughton and Lisa M. Buchanan.  In line with the Company’s strategy for new severance agreements, the amended Agreements, which are effective immediately, do not require the Company to pay executive officers a tax gross up payment should the total severance amount trigger an excise tax under Internal Revenue Code Section 4999.  Instead, the severance payments will be reduced to a level that does not trigger an excise tax if the net after-tax benefit of such reduction exceeds the net after-tax benefit if such reduction is not made (a “best-net” approach).  This description of the amendment is qualified in its entirety by the terms of Amendment No. 2 to Severance and Change of Control Agreement, the form of which is attached as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01

Other Events.

Elimination of Gross Up Protections for Senior Leadership Team Members.  On September 10, 2010, the Committee adopted a new form of Severance and Change of Control Agreement applicable to the non-executive members of its senior leadership team.  This new form, which eliminates the excise tax gross up provisions and implements a “best-net” approach, will replace the current Severance and Change of Control Agreements upon their expiration on December 31, 2010.  In addition, the Committee amended and restated the Change of Control Severance Plan applicable to the senior leadership team members who do not have individual agreements to remove the excise tax gross up provisions and implement a “best-net” approach.

Amendment of Stock Ownership Guidelines.  The Committee previously adopted minimum stock ownership guidelines to increase the alignment of the Company’s executive officers’ financial interests with those of its shareholders.  On September 10, 2010, the Committee amended the Stock Ownership Guidelines to require that the Company’s president and chief executive officer accumulate over a five-year period shares of the Company’s common stock worth six times his annual base salary, instead of five times as previously required.

Item 9.01

Financial Statements and Exhibits.

(d)        Exhibits.

The exhibit to this current report on Form 8-K is listed in the Exhibit Index, which appears at the end of this report and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CAL DIVE INTERNATIONAL, INC.

By:	/s/ Lisa M. Buchanan
Lisa M. Buchanan Executive Vice President, General Counsel and Secretary

Date:   September 16, 2010

Cal Dive International, Inc.

Exhibit Index

Exhibit

Number

10.1

Form of Amendment No. 2 to Severance and Change of Control Agreement, dated as of September 10, 2010, by and between Cal Dive International, Inc. and each of Quinn J. Hébert, Scott T. Naughton and Lisa M. Buchanan.

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